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                                                                Exhibit 99(b)



For Immediate Release
August 8, 1995 -- 4:00 pm


DUBLIN, OH, -- Wendy's International, Inc. has corrected financial figures reported earlier today in a news release announcing the merger of Tim Hortons, a privately-owned Canadian restaurant chain.

The corrected figures are: Wendy's first half revenues of 1995 were up 6 percent to $726 million and net income was up 22 percent to $55.9 million, or 52 cents per share fully diluted.

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Contact: Denny Lynch
           614/ 764-3413